Evergreen Short-Intermediate Municipal Fund-California


                      PROXY FOR THE MEETING OF SHAREHOLDERS


                           TO BE HELD ON JULY 14, 1997



     The undersigned, revoking all Proxies heretofore given, hereby appoints [Name], [Name], and [Name] or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Evergreen Short-Intermediate Municipal Fund-California (the "Short-Intermediate Fund-California") that the undersigned is entitled to vote at the special meeting of shareholders of the Short-Intermediate Fund-California to be held at 3:00 p.m. on Monday, July 14, 1997 at the offices of Keystone Investment Management Company, 26th Floor, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

     To approve an Agreement and Plan of Reorganization whereby Evergreen Short-Intermediate Municipal Fund will (I) acquire all of the assets of the Short-Intermediate Fund-California in exchange for Shares of Evergreen
Short-Intermediate Municipal Fund; and (ii) assume [_______ _________] liabilities of the Short-Intermediate Fund-California, as substantially described in the accompanying Prospectus/Proxy Statement.


              _______ FOR      ________ AGAINST   ________ ABSTAIN


PROXY  SOLICITED  ON BEHALF OF THE BOARD OF  TRUSTEES OF THE  KEYSTONE  BALANCED
FUND.

THE BOARD OF TRUSTEES OF THE SHORT-INTERMEDIATE FUND-CALIFORNIA RECOMMENDS A VOTE FOR THE PROPOSAL.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH
OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY
ADJOURNMENTS THEREOF.
 .



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                        NOTE: PLEASE SIGN EXACTLY AS YOUR
                          NAME(S) APPEAR ON THIS CARD.

                                 Dated:                            , 199_

                                 Signature(s):

                                 Signature (of joint owner, if any):



NOTE: When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy. Please sign, date and return.